Exhibit 10.7

CITY OFFICE REIT, INC.

EQUITY INCENTIVE PLAN

1. Purpose. This Plan is intended (a) to provide incentives to key personnel, employees, officers, directors, advisors, consultants and other individuals expected to provide significant services to the Company and its subsidiaries, including the personnel, employees, officers and directors of the Participating Companies, and (b) to encourage a proprietary interest in the Company thereby aligning the interests of Company service providers with the interests of the Company’s stockholders.

The Plan permits awards of equity-based incentives to key personnel, employees, officers and directors of, and certain other providers of services to, the Company, either directly or through a Participating Company.

2. Definitions. As used in this Plan, the following definitions apply:

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Advisor” shall mean City Office Real Estate Management, Inc. the Company’s advisor.

(c) “Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise provided in the Grantee’s Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, the Subsidiaries, the Advisor or any of their respective affiliates, (iii) the Grantee’s conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude, or any crime involving the Company, the Subsidiaries, the Advisor or any of their respective affiliates, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company, the Subsidiaries, the Advisor or any of their respective affiliates (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company, the Subsidiaries, the Advisor or any of their respective affiliates, all as determined by the Committee.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, are qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations.

(h) “Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

(i) “Company” shall mean City Office REIT, Inc., a Maryland corporation.

(j) “DER” shall mean a right awarded under Section 12 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

(k) “Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, the occurrence of an event which would entitle the Grantee to the payment of disability income under one of the Company’s approved long-term disability income plan or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, an excise tax would be imposed under Section 409A of the Code.

(l) “Eligible Persons” shall mean officers, directors, advisors, personnel and employees of the Participating Companies, but only to the extent Shares to be issued hereunder to any such potential Eligible Person is eligible for registration under a United States Securities and Exchange Commission Form S-8.

(m) “Employee” shall mean an individual, including an officer of a Participating Company, who is employed by the Participating Company.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

(p) “Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i) If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii) If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii) If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(5)(iv).

(q) “Grant” shall mean the issuance of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Units, Phantom Share, DER, or other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person.

(r) “Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Restricted Stock Units, Phantom Shares, DERs or other equity-based awards are granted hereunder.

(s) “Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of (i) the Company, or (ii) a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.

(t) “LTIP Unit” means an LTIP Unit as set forth in the Amended and Restated Agreement of Limited Partnership of City Office REIT Operating Partnership, L.P.

(u) “Nonqualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

(v) “Option” shall mean any option, whether an Incentive Stock Option or a Nonqualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

(w) “Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

(x) “Participating Companies” shall mean the Company, the Subsidiaries, the Advisor and any of their respective affiliates, which, with the consent of the Board participates in the Plan.

(y) “Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

(z) “Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

(aa) “Plan” shall mean this Equity Incentive Plan, as the same may from time to time be amended.

(bb) “Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

(cc) “Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

(dd) “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ee) “Shares” shall mean shares of Common Stock, as adjusted in accordance with Section 16 of the Plan (if applicable).

(ff) “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another subsidiary.

(gg) “Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance upon the death of the Optionee.

(hh) “Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Disability; provided, however, Termination of Service shall not include a termination where there is a simultaneous continuation of service by the Grantee for a different Participating Company. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee). Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted to mean a “separation from service” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3. Effective Date. The effective date of the Plan is April 14, 2014.

4. Administration.

(a) Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

(b) Grant of Awards.

(i) The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to, the performance goals and periods applicable to the award of Grants and whether Grants cover Common Stock or LTIP Units); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate. The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate (including, without limitation, establishing rules, regulations and procedures or creation of a sub-plan for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliances with foreign laws), determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock), Restricted Stock Units, DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Nonqualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The Committee shall have the right and responsibility to interpret the Plan, and make all decisions necessary under the Plan, and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, or any decision made by the Committee with respect to the Plan or Grants, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law. Without limiting the generality of Section 24, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii) Notwithstanding clause (i) of this Section 4(c), any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Corporation who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(c) Awards.

(i) Agreements. Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii) Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 16 hereof.

5. Participation.

(a) Eligibility. Only Eligible Persons shall be eligible to receive Grants under the Plan.

(b) Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant (including settlement or exercise thereof) would beneficially own more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Company, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding capital stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c) Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person. Ownership of LTIP Units shall be treated as ownership of shares of Common Stock on a 1-for-1 basis.

6. Stock. Subject to adjustments pursuant to Section 16, Grants with respect to an aggregate of no more than 1,263,580 Shares may be granted under the Plan (all of which may be issued as Options). Subject to adjustments pursuant to Section 16, in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, (i) the maximum number of Shares with respect to which any Options may be granted in any one year to any Grantee shall not exceed 150,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one year to any Grantee shall not exceed 150,000. Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Restricted Stock Units or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. For the avoidance of doubt, Shares subject to DERs shall be subject to the limitation of this Section 6. Notwithstanding the limitations above in this Section 6, except in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6. A Grant of LTIP Units under Section 13 hereof shall be treated for purposes of the limits in this Section 6 as a Grant covering Shares on a 1 Share for 1 LTIP Unit basis.

7. Terms and Conditions of Options.

(a) Exercise Price. Each Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

(b) Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 21. If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i) by a certified or bank cashier’s check;

(ii) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price and provided that accepting such Shares will not result in any adverse accounting consequences to the Company as determined by the Committee in its sole discretion;

(iii) by cancellation of indebtedness owed by the Company to the Grantee;

(iv) subject to Section 18(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c) Term and Nontransferability of Grants and Options.

(i) Each Agreement reflecting the Grant of an Option shall state the time or times which all or part of the Option becomes exercisable, subject to the restrictions set forth in this subsection (c).

(ii) No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii) No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability is otherwise appropriate and desirable.

(iv) No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(v) No Option may be exercised more than 10 years after the date the Option was granted.

(vi) No modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(d) Termination of Service, Other Than by Death or Disability. Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had vested pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service by a Participating Company for Cause, any Option not exercised in full prior to such termination shall be canceled.

(e) Death of Optionee. Unless otherwise provided in the applicable Agreement, if an Optionee dies while an Eligible Person and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of Section 4(c) above, at any time within 12 months after the Optionee’s death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had vested and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

(f) Disability of Optionee. Unless otherwise provided in the Agreement, upon any Termination of Service for reason of his or her Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

(g) Rights as an Owner. An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as the owner of the Shares covered thereby (including rights as a stockholder, if applicable) until, in the case of an Optionee, the date of the issuance of a certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 16.

(h) Stock Appreciation Rights. The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

(i) Deferral. The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

(j) Other Provisions. The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable. Notwithstanding any provision herein to the contrary, in no event may the Company provide any payment, cash or otherwise, to cancel or replace an Option with an Exercise Price greater than then Fair Market Value without first obtaining stockholder approval.

8. Special Rules for Incentive Stock Options.

(a) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent corporation or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonqualified Stock Options. For purposes of this Section 8(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

(c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9. Provisions applicable to Restricted Stock.

(a) Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b) Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate. As a condition to the Grant of Restricted Stock, the Grantee must agree to not file, with respect to such Grant, an election to recognize income under Section 83(b) of the Code without the permission of the Company.

(c) Certificates.

(i) Each Grantee of Restricted Stock shall be issued a certificate in respect of Shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE CITY OFFICE REIT, INC. EQUITY INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CITY OFFICE REIT, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF CITY OFFICE REIT, INC. AT 1075 WEST GEORGIA STREET, SUITE 2600, VANCOUVER, BRITISH COLUMBIA, V6E 3C9.

(ii) The Committee shall require that the certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, the certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

(d) Restrictions and Conditions. Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement.

Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i) or in Section 16, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights as an owner of such Shares, including the right to vote the Shares if applicable and, as provided in the applicable Agreement, to receive dividends; provided, however, that if the Shares of Restricted Stock will not vest solely on account of continued employment or service, cash dividends on such Shares shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited) to the extent that the underlying Shares vest. Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee (or where permitted, transferee) promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Termination of Service. Unless otherwise provided in the applicable Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service, during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, along with any dividends or other amounts paid with respect to those Shares of Restricted Stock and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10. Provisions applicable to Restricted Stock Units.

(a) Vesting.

(i) In connection with the grant of Restricted Stock Units, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the Restricted Stock Units, the length of which shall be determined in the discretion of the Committee.

(ii) Subject to the provisions of this Section 10, the applicable Agreement and the other provisions of the Plan, Restricted Stock Units shall vest as provided in the applicable Agreement.

(b) Termination of Service. Unless otherwise provided by the Committee in the applicable Agreement, if the Grantee has a Termination of Service, all of the Grantee’s unvested Restricted Stock Units, and any dividends or other amounts paid with respect to those unvested Restricted Stock Units, shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Restricted Stock Units.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Grantee will be entitled to receive a payout as determined by the Committee. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the applicable Agreement. The Committee, in its sole discretion, may only settled earned Restricted Stock Units in cash, Shares or a combination of both.

(e) Cancellation. On the date set forth in the applicable Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Other Restricted Stock Unit Provisions.

(i) The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which settlement of Restricted Stock Units may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10.

(ii) Rights to payments with respect to Restricted Stock Units granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

11. Provisions applicable to Phantom Shares.

(a) Term. The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

(b) Vesting. Subject to Section 11(c), Phantom Shares shall vest as provided in the applicable Agreement.

(c) Termination of Service. Unless otherwise provided in the applicable Agreement, if the Grantee has a Termination of Service, all of the Grantee’s unvested Phantom Shares, and any dividends, or other amounts paid with respect to more unvested Phantom Shares, shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(d) Settlement of Phantom Shares.

(i) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii) Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(iii) Unless determined otherwise by the Committee in the applicable Agreement, the settlement date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service (“Settlement Date”); provided, however, that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of `Section 409A of the Code.

(e) Other Phantom Share Provisions.

(i) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred with respect thereto shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(iii) Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(iv) No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 12, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

(v) Notwithstanding any provision herein to the contrary, in no event may the Company provide any payment, cash or otherwise, to cancel or replace a Grant of Phantom Shares with a base value per Phantom Share greater than then Fair Market Value without first obtaining stockholder approval.

(f) Claims Procedures.

(i) The Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1) approve the claim and take appropriate steps for satisfaction of the claim; or

(2) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 11(f) as the provision setting forth the claims procedure under the Plan.

(ii) The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

12. Provisions applicable to Dividend Equivalent Rights.

(a) Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee. Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to DERs granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such DERs shall be payable regardless of whether such Option is exercised. If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable. With respect to DERs granted with respect to Grants that vest upon satisfaction of criteria other than solely continued service, payment in settlement of the DERs shall not be made to the Grantee prior to the date on which, and only to the extent that, the related Grant vests and the DERs shall be forfeited in the event, and to the extent, the related Grant is forfeited.

(b) Certain Terms.

(i) The term of a DER shall be set by the Committee in its discretion.

(ii) Payment of the amount determined in accordance with Section 12(a) shall be in cash, in Shares or a combination of the both, as determined by the Committee at the time of grant.

(c) Other Types of DERs. The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 12 may be granted to Eligible Persons. For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 12(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

(d) Deferral. The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

13. Other Equity-Based Awards. The Board shall have the right to issue other Grants based upon the Shares or upon or covering LTIP Units having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares or LTIP Units based upon specified conditions and the grant of securities convertible into Common Stock.

14. Performance Goals. The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issue of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Performance Goals which do not satisfy the foregoing provisions of this Section 14 may be established by the Committee with respect to Grants not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

15. Term of Plan. Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

16. Recapitalization and Changes of Control.

(a) Subject to any required action by stockholders and to the specific provisions of Section 17, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i) the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock and Restricted Stock Units that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(ii) the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Agreements) so that they are, in their respective Grants, substantially proportionate to the rights existing in such Grants prior to such event, including, without limitation, adjustments in (A) the number and kind of shares or other property to be distributed in respect of the Grant, (B) the Exercise Price, Purchase Price and Phantom Share Value, and (C) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (C) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 16(a) had the event related to the Company. In addition, the Committee may provide a cash bonus in lieu of adjustment if it determines such a bonus is appropriate.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 16 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

(d) The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

(e) Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.

(f) To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(g) Except as expressly provided in this Section 16 , a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(h) Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(i) Unless otherwise provided in the Agreement, upon the occurrence of a Change of Control:

(i) The Committee as constituted immediately before the Change of Control may make such adjustments to Grants as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the Shares optioned hereunder), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii) Notwithstanding the provisions of Section 10 (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), the Settlement Date for Phantom Shares shall be the date of such Change of Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(iii) Vesting of all Grants shall accelerate in full, with Options being exercisable as to all of the covered Shares and all vesting criteria applicable to other Grants treated as having been fully satisfied, immediately prior to, put contingent on, the Change of Control.

(j) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” including a “group,” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company or the Advisor, any entity controlling, controlled by or under common control with the Company or the Advisor, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or the Advisor or any such entity, and, with respect to any particular

Eligible Employee, the Eligible Employee and any “group,” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Eligible Employee is a member), is or becomes the “beneficial owner,” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares; or

(ii) members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director; or

(iii) there shall occur (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition described in clauses (i) through (iii) above shall constitute a Change of Control if it results from a transaction between the Company and the Advisor, or an affiliate of the Advisor.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 50% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, an excise tax would be imposed upon or with respect to any Grant under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change of Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such excise tax.

17. Effect of Certain Transactions. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 16.

18. Securities Law Requirements.

(a) Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i) the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii) the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii) each grant of Options, Restricted Stock, Restricted Stock Units, Phantom Shares (or issuance of Shares in respect thereof) or DERs (or issuance of Shares in respect thereof), or other Grant under Section 13 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Restricted Stock Units, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b) Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 18 shall be conclusive and binding on all persons. Without limiting the generality of Section 6, certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(c) Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d) Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e) Certain Loans. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a risk of a violation by the Company of Section 13(k) of the Exchange Act.

19. Amendment of the Plan/Awards. The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it, or any outstanding Grants, in any respect, subject to the limitations of the Plan. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted; provided, however, that the Plan may not be amended without stockholder approval (a) to increase the total number of Shares that may be subject to Awards set forth in Section 6 (other than through an adjustment as provided otherwise in the Plan), (b) to change the class of Eligible Persons, (c) to reprice any awards under the Plan, or (d) in any other manner that in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar state law requirements.

20. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

21. Tax Withholding. Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. A Grantee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

22. Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 22.

23. Rights to Employment or Other Service. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

24. Exculpation and Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

25. Compliance with Section 409A of the Code.

(a) Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b) With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the

Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.

(c) Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

26. No Fund Created. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company). The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

27. No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

28. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

29. Governing Law. THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

[SIGNATURE PAGE FOLLOWS]

CITY OFFICE REIT, INC.

By:	/s/ Anthony Maretic
Anthony Maretic

Consented and Agreed to:

/s/ James Farrar
James Farrar

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i)	pre-tax income,

ii)	after-tax income,

iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

iv)	operating income,

v)	cash flow,

vi)	earnings per share,

vii)	return on equity,

viii)	return on invested capital or assets,

ix)	cash and/or funds available for distribution,

x)	appreciation in the fair market value of the Common Stock,

xi)	return on investment,

xii)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xiii)	net earnings growth,

xiv)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xv)	related return ratios,

xvi)	increase in revenues,

xvii)	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

xviii)	net earnings,

xix)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xx)	number of securities sold,

xxi)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and

xxii)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).

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Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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